Exhibit 99.1

GLEACHER & COMPANY REPORTS THIRD QUARTER

2012 FINANCIAL RESULTS

Company pursuing sale of ClearPoint

NEW YORK, N.Y., November 8, 2012 — Gleacher & Company, Inc. (Nasdaq: GLCH) today reported net revenues of $43.3 million, net loss from continuing operations of ($2.8) million, and diluted loss per share of ($0.02).

Highlights

•                  Hired industry veteran Randy Barker as Head of Investment Banking, and continue to make progress recruiting MDs to industry verticals

•                  Recruited 27 professionals to MBS & Rates Business, including the RangeMark mortgage analytics team; unit is now repositioned and substantially rebuilt

•                  Recruited 5 professionals throughout High Grade and High Yield Businesses; results continued to improve vs. previous quarters

•                  Reduced market exposure in MBS & Rates by winding down repo book; balance sheet usage now 70% lower than reported high at Q1 end

•                  ClearPoint results were in line with expectations; pursuing sale of business

Thomas Hughes, Chief Executive Officer, said, “We have now assembled a deeply experienced leadership team, as well as producers throughout our organization who are expert content providers, who are trusted advisors to their clients, and who can drive the operating margin and ROE goals we have established.  We have adjusted certain of our business strategies and compensation methodologies, and I am delighted with the progress we have made managing those changes.  Additionally, we have strengthened our balance sheet by winding down our repo book, and our capital position remains strong.”

Mr. Hughes continued, “As we stated previously, we embarked upon a process exploring our strategic options, and we continue to evaluate identified opportunities.  The process may end in merger with a strategic counterparty, a strategic acquisition, divestiture of business units, investment in our company by a third party, or a stay the course outcome.  Market dynamics continue to develop in our favor, and we are stronger and better positioned today than we were a year ago.

We faced some challenges with our ClearPoint subsidiary earlier this year.  While we have addressed the principal operational issues at ClearPoint, the commercial prospects for this activity on our platform have changed dramatically during this time period.  In light of these developments, we have decided to pursue a sale of our ClearPoint business.”

Mr. Hughes also said, “Our Company is comprised of very talented professionals, experts in their craft, who are dedicated to servicing their clients. Their efforts this year have been extraordinary, and I am very proud to be a member of our team.”

	Three Months Ended			Nine Months Ended
(In thousands, except for per share amounts)	September 2012	June 2012	September 2011	September 2012	September 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$43,330	$44,647	$54,164	$152,718	$199,932
Pre-tax loss from continuing operations	(5,024)	(31,751)	(78,785)	(42,057)	(61,640)
Net loss from continuing operations	(2,801)	(60,809)	(75,700)	(68,326)	(65,848)
Discontinued operations, net of taxes	33	(23)	(5,357)	41	(18,425)

Non-GAAP pre-tax (loss)/income from continuing operations*	(5,059)	(9,655)	4,003	(18,346)	20,504
Non-GAAP net (loss)/income from continuing operations*	(2,821)	(7,077)	2,177	(13,681)	10,368

Earnings per share:
Diluted – continuing operations	$(0.02)	$(0.51)	$(0.61)	$(0.57)	$(0.53)
Diluted – continuing operations (Non-GAAP)*	(0.02)	(0.06)	0.02	(0.11)	0.08

*                 Designates non-GAAP financial results. A reconciliation of the Company’s GAAP results to non-GAAP financial results is set forth below under the caption “Non-GAAP Financial Results.”

The Company has included in this press release “non-GAAP financial results.”  A non-GAAP financial result is a numerical measure of financial position or results of operations that includes amounts that are excluded, or excludes amounts that are included, in the most directly comparable result calculated and presented in accordance with generally accepted accounting principles (“GAAP”).

In the financial data included in this press release, the items for which the Company adjusted its GAAP results consist of the following:

•                  the reversal of certain severance expense in the third quarter of 2012, previously accrued during the first quarter,

•                  legal, consulting and advisory costs incurred in connection with our strategic alternatives process during the second quarter and third quarter of 2012,

•                  impairment of goodwill and intangibles recorded during the second quarter of 2012 and the third quarter of 2011, as well as other non-compensation expenses incurred in connection with the Investment Banking realignment,

•                  valuation allowance on deferred tax assets recorded during the second quarter of 2012,

•                  severance expense recorded during the first quarter of 2012 and third quarter of 2011,

•                  compensation expense related to the resignation of the former interim CEO in the second quarter of 2011, and

•                  the bargain purchase gain related to the ClearPoint acquisition in the first quarter of 2011.

For detailed information on the adjustments made, and a reconciliation of the non-GAAP financial results included in this press release to the most directly comparable GAAP financial metrics, refer to “Non-GAAP Financial Results” below.  While the Company believes that the non-GAAP financial results included herein are instructive, they should only be considered together with their corresponding GAAP financial metrics.

Business Segment Results (including Non-GAAP results)

	Three Months Ended					Nine Months Ended
(In thousands of dollars)	September 2012		June 2012	September 2011		September 2012		September 2011
	(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)

Net revenues:
Investment Banking	$1,499		$8,730	$7,075		$14,762		$23,674
MBS & Rates	8,943		5,282	13,714		34,556		89,189
Credit Products	18,804		17,872	15,722		58,393		51,038
ClearPoint	12,899		11,316	12,742		39,760		26,109
Net revenues – operating segments	42,145		43,200	49,253		147,471		190,010
Other	1,185		1,447	4,911		5,247		7,592	*
Total	$43,330		$44,647	$54,164		$152,718		$197,602	*

Pre-tax (loss)/income from continuing operations:
Investment Banking	$(257)		$2,195	$842	*	$2,517		$5,833	*
MBS & Rates	1,814		(1,746)	4,247		5,556		29,655
Credit Products	2,619	*	1,285	3,495		4,866	*	6,338
ClearPoint	(524)		(2,512)	(335)		(5,878)		(2,907)
Pre-tax income/(loss) – operating segments	3,652		(778)	8,249		7,061		38,919
Other	(8,711	)*	(8,877)*	(4,246	)*	(25,407	)*	(18,415	)*
Total	$(5,059)		$(9,655)*	$4,003	*	$(18,346	)*	$20,504	*

*                 Designates non-GAAP financial results.  A reconciliation of the Company’s GAAP results to its non-GAAP financial results is set forth below under the caption “Non-GAAP Financial Results.”

Investment Banking

Net revenues were $1.5 million for the quarter ended September 30, 2012, a decline of $7.2 million compared to the second quarter of 2012 and $5.6 million compared to the third quarter of 2011.  Net revenues were $14.8 million for the nine months ended September 30, 2012, a decline of $8.9 million compared to the prior-year period.  Investment banking revenues for the three months ended June 30, 2012 and nine months ended September 30, 2012 benefitted from advisory fees of $7.5 million relating to an engagement on a transaction that closed during the second quarter.

The composition of the division’s investment banking revenues was as follows:

	Three Months Ended			Nine Months Ended
(In thousands)	September 2012	June 2012	September 2011	September 2012	September 2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Advisory	$915	$8,251	$6,165	$11,696	$17,999
Capital Markets	585	479	910	3,066	5,675
Total:	$1,499	$8,730	$7,075	$14,762	$23,674

MBS & Rates

Net revenues were $8.9 million for the quarter ended September 30, 2012, an improvement of $3.7 million compared to the second quarter of 2012 and a decline of $4.8 million compared to the third quarter of 2011.  The quarter-over-quarter improvement in net revenue was primarily attributable to the continued stabilization of the division post the significant turnover experienced in the second quarter of 2012.  The division experienced approximately 60 personnel departures since April 2012 (including 25 in the current quarter), which were replaced by the hiring of approximately 40 professionals during this timeframe.  Headcount stood at approximately 60 professionals at September 30, 2012, and the division is now substantially rebuilt.  Revenues for the current quarter (and to a greater extent, the second quarter of 2012) were adversely affected as a result of the turnover as it generally takes time for new hires to ramp up to full productivity.  The revenue improvement compared to the second quarter of 2012 is a reflection of this trend.  Net interest income declined approximately $2.5 million compared to the second quarter of 2012 and $7.6 million compared to the third quarter of 2011, due primarily to lower average inventory levels.  Revenues for the quarter ended September 30, 2012 and the second quarter of 2012 included approximately $0.7 million and $1.5 million of other revenue, related to the clawback of certain stock-based compensation grants of former employees which were subject to non-competition and/or other forfeiture provisions.

Net revenues of $34.6 million for the nine months ended September 30, 2012, declined by $54.6 million compared to the prior-year period.  This was largely attributable to non-agency asset-backed securities gains of approximately $34.8 million in the prior-year period, coupled with the significant turnover in 2012 described above, as well as lower net interest income.

Credit Products

Net revenues were $18.8 million for the quarter ended September 30, 2012, an improvement of $0.9 million compared to the second quarter of 2012 and $3.1 million compared to the third quarter of 2011.  This improvement was primarily due to higher commissions and principal transaction revenues due to higher volumes, including an expanded product profile when compared to the third quarter of 2011.  The increase in volumes over the third quarter of 2011 was partially offset by lower spreads.

Net revenues of $58.4 million for the nine months ended September 30, 2012 improved by $7.4 million compared to the prior-year period, consistent with the results experienced during the current and prior-year quarters.

ClearPoint

Net revenues were $12.9 million for the quarter ended September 30, 2012, an improvement of $1.6 million compared to the second quarter of 2012 on marginally higher volumes, and relatively flat compared to the third quarter of 2011.  Net revenues reflect limits placed on ClearPoint’s daily average loan commitments to a level aligned with its distribution capabilities.

Net revenues for the nine months ended September 30, 2012 were $39.8 million, an improvement of $13.7 million compared to the prior-year period.  This increase was due to higher daily loan commitments primarily arising in the first quarter of 2012, prior to the implementation of the previously mentioned limits, coupled with lower daily average loan commitments in the prior-year period, as the division’s operations had commenced on January 3, 2011.

The division reported a pre-tax loss of $0.5 million for the quarter ended September 30, 2012.  The pre-tax loss represented a $2.0 million improvement over the second quarter of 2012, primarily due to the higher revenues, coupled with a rightsizing plan implemented in the second quarter to better align origination with distribution capabilities.

The Company has announced that it is pursuing a sale of this business.  See “ClearPoint Recent Developments” below for additional information.

Other

Net revenues were $1.2 million for the quarter ended September 30, 2012, relatively flat compared to the second quarter of 2012 and a decline of $3.7 million compared to the third quarter of 2011.  The reduction in net revenues when compared to the third quarter of 2011 was primarily due to the changes in value of the Company’s FATV investment.

Consolidated Compensation and Benefits Expenses (including Non-GAAP results)

Compensation and benefits expense was $25.5 million ($26.9 million on a non-GAAP basis) for the third quarter of 2012, a decline of $7.1 million ($5.8 million on a non-GAAP basis) compared to compensation and benefits expense in the second quarter of 2012, and a decline of $7.2 million ($3.9 million on a non-GAAP basis) compared to compensation and benefits expense in the third quarter of 2011.

Compensation and benefits expense as a percentage of net revenues was 58.9% (62.0% on a non-GAAP basis) for the third quarter of 2012, compared to 73.0% for the second quarter of 2012 and 60.3% (56.8% on a non-GAAP basis) for the third quarter of 2011.  The improvement in the Company’s non-GAAP compensation as a percentage of net revenue when compared to the second quarter of 2012 was primarily a result of the improved performance of the MBS & Rates division and reduced compensation expense in ClearPoint resulting from the rightsizing plan implemented in the second quarter.  The non-GAAP compensation to revenue ratio for the prior-year quarter included approximately $5.6 million of compensation reductions.  These reductions, which were previously disclosed, included $3.8 million of reduced cash compensation accruals under the expectation that annual compensation for leaders of the Company’s business segments and members of senior management would be more heavily weighted toward stock-based compensation.  In addition, compensation expense in the prior-year quarter decreased by approximately $1.8 million due to changes in the vesting and forfeiture provisions of stock-based compensation to be granted in connection with annual bonus compensation of the prior year.  The changes resulted in compensation expense being recognized over a future vesting period, which was initially being fully recognized in that current year.

The Company’s compensation and benefits as a percentage of net revenues was 66.7% (66.5% on a non-GAAP basis) for the nine months ended September 30, 2012, compared to 64.6% (63.5% on a non-GAAP basis) for the prior-year period.

Consolidated Non-Compensation Expenses (including Non-GAAP results)

Non-compensation expenses were $22.8 million for the third quarter of 2012 ($21.5 million on a non-GAAP basis), compared to $43.8 million for the second quarter of 2012 ($21.7 million on a non-GAAP basis) and $100.3 million for the third quarter of 2011 ($19.4 million on a non-GAAP basis).  Included within non-compensation expenses are ClearPoint broker fees and loan processing fees of $9.4 million, $8.1 million and $8.2 million for the third quarter of 2012, second quarter of 2012 and third quarter of 2011, respectively, driven by the level of ClearPoint loan commitment volumes in each respective period.

Excluded from non-GAAP non-compensation expenses are legal, consulting and advisory fees incurred in connection with our strategic alternatives process of $1.3 million and $1.0 million for the third quarter and second quarter of 2012, respectively.  In addition, goodwill and intangible asset impairment charges of $21.1 million for the second quarter of 2012 and $80.2 million for the third quarter of 2011 (and certain other costs of $0.6 million in connection with the Investment Banking realignment in the prior-year quarter) are also excluded.

Provision for Income Taxes

Third Quarter 2012

The Company’s effective income tax rate from continuing operations for the three months ended September 30, 2012 was 44.2%, resulting in an income tax benefit of approximately $2.2 million.  The income tax benefit is primarily attributable to a $2.2 million increase in the net value of the deferred tax asset.  Such increase is due to the Company’s ability to carry-back realizable net operating losses to prior years.

Nine Months Ended 2012

The Company’s effective income tax rate from continuing operations for the nine months ended September 30, 2012 was negative 62.5%, resulting in income tax expense of approximately $26.3 million.  The abnormal tax rate differs from the federal statutory tax rate of 35% primarily due to the establishment of a valuation allowance against substantially all of the Company’s deferred tax assets (negative 75%) in the second quarter of 2012, as well as the non-deductible discrete item attributable to the write-off of goodwill (negative 20%) and tax expense associated with stock-based compensation shortfalls (negative 8%).

Discontinued Operations

The Company has classified the results of its Equities segment as discontinued operations due to the Company’s decision to exit this business on August 22, 2011.  Results of these discontinued operations are presented in the following table:

	Three Months Ended			Nine Months Ended
(In thousands)	September 2012	June 2012	September 2011*	September 2012	September 2011*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net revenues	$11	$6	$2,595	$54	$12,794
Total expenses (excluding interest)	(22)	(31)	11,395	(125)	38,802
Income/(loss) from discontinued operations before income taxes	33	37	(8,800)	179	(26,008)
Provisions for income taxes	—	60	(3,443)	138	(7,583)
Income/(loss) from discontinued operations, net of taxes	$33	$(23)	$(5,357)	$41	$(18,425)

*                 Included within the table above for the three and nine months ended June 30, 2011 is a goodwill and intangible impairment charge of approximately $14.3 million.

ClearPoint Recent Developments

The Company acquired ClearPoint on January 3, 2011 with the intent to add an element of competitive differentiation for the Company’s MBS Business. That differentiation was to have been achieved by offering customers of the Company’s MBS Business, institutional investors, the ability to purchase mortgage backed securities backed by loans that conformed to customized specified pool characteristics. ClearPoint intended to originate loans according to customers’ desired specifications, deliver those loans to a Government Sponsored Enterprise (GSE, or FNMA, FHLMC, or GNMA) in exchange for a security backed by those loans, and sell that security to the Company’s MBS unit — for onward sale to the MBS unit’s customers. The strategy required ClearPoint to have GSE seller servicer approvals, the application for which required the development of adequate infrastructure, and sustained profitability in the ClearPoint subsidiary as a standalone business unit.

ClearPoint is a “wholesale third party originator” of conforming residential loans. The original business strategy included three options for the sale of loans that ClearPoint originates, namely: 1. sell to “aggregators” (who may retain the loans for their balance sheets, or deliver them to a “GSE window”); 2. sell to a GSE “window” for cash; 3. sell to a GSE window and receive a GSE security in return — for onward sale, as described above, through the Company or other broker dealers, to MBS buyers. Since inception, without GSE approvals, ClearPoint has been forced to sell all the loans it originates to aggregators.

Since implementing our mortgage origination strategy, beginning with the acquisition of ClearPoint, market dynamics have changed dramatically.  As the effects of the mortgage crisis have rippled through the market, representation and warranty risk remains an intense focus.  Moreover, as mentioned above, without GSE approvals, ClearPoint is confined to selling loans to a limited universe of aggregators, thus providing no benefit to the Company’s MBS customers. These factors have led the Company to conclude that the commercial prospects for its mortgage origination activity have greatly diminished.  The Company has decided it will therefore pursue a sale of the ClearPoint business.

The Company currently estimates incurring a range of loss of between approximately $1.5 million to $6.0 million in connection with any disposition of this business.  Amounts reflected within this estimate include the Company’s remaining payment obligations to the former stockholder of ClearPoint associated with the ClearPoint acquisition on January 3, 2011, the write-off of certain assets, including intangible assets, and the termination of certain other contractual obligations.  This currently estimated range of loss assumes that ClearPoint’s funded and locked loans are ultimately sold at par.  The Company ultimately would expect to recapture a substantial portion of the approximately $30 million of cash currently held in the ClearPoint business.

Non-GAAP Financial Results

The Company has included in this press release certain financial metrics that were not prepared in accordance with accounting principles generally accepted in the United States.  These non-GAAP financial results, which include presentations of net revenues, compensation and benefits, non-compensation expenses, income before income taxes from continuing operations, provision for income taxes, net income from continuing operations, compensation expense ratios, pre-tax margin, return on average tangible equity and diluted earnings per share, are presented as an additional aid in understanding and analyzing the Company’s financial results for the quarters ended September 30, 2012, June 30, 2012, and September 30, 2011 and the nine months ended September 30, 2012 and 2011.  Specifically, the Company believes that the non-GAAP results provide useful information by excluding certain items that may not be indicative of the Company’s core operating results or business outlook and also to emphasize information that is critical to understanding the Company’s performance.  These non-GAAP amounts exclude items reflected as adjustments within the “Reconciliation of GAAP to Non-GAAP (Loss)/Income from Continuing Operations” table below.  The Company believes these non-GAAP results will allow for a better evaluation of the operating performance of the Company’s business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior periods and future periods.  References to these non-GAAP results should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP financial results is that the GAAP accounting effects of these excluded items do in fact reflect the underlying financial results of the Company’s business, and these effects should not be ignored in evaluating and analyzing its financial results.  Therefore, the Company believes that non-GAAP results should always be considered together with their corresponding GAAP results.

Reconciliation of GAAP to Non-GAAP (Loss)/Income from Continuing Operations

	Three Months Ended September 30, 2012					Three Months Ended September 30, 2011
		(Unaudited)					(Unaudited)

(Dollars in thousands, except per share amounts)	GAAP	Adjustments		Non-GAAP		GAAP	Adjustments		Non-GAAP

Net revenues:	$43,330	$—		$43,330		$54,164	$—		$54,164

Expenses (excluding interest):
Compensation and benefits	25,534	1,320	(1)	26,854		32,684	(1,946	)(2)	30,738
Non-compensation expenses	22,820	(1,285	)(3)	21,535		100,265	(80,842	)(4)	19,423
Total expenses (excluding interest)	48,354	35		48,389		132,949	(82,788)		50,161

(Loss)/income from continuing operations before income taxes	(5,024)	(35)		(5,059)		(78,785)	82,788		4,003
Provision for income taxes	(2,223)	(15	)(5)	(2,238)		(3,085)	4,911	(6)	1,826
Net (loss)/income from continuing operations	$(2,801)	$(20)		$(2,821)		$(75,700)	$77,877		$2,177

Earnings per share:
Diluted - continuing operations	$(0.02)			$(0.02	)(7)	$(0.61)			$0.02 (7)
As a percentage of net revenues:
Compensation and benefits	58.9%			62.0%		60.3%			56.8%
(Loss)/income from continuing operations before income taxes	(11.6)%			(11.7)%		(145.5)%			7.4%

(1)         Represents the reversal of previously accrued severance expense (of which $1.0 million is non-cash stock-based compensation).

(2)         Represents severance and stock-based compensation expense related to the investment banking realignment which resulted in the termination of 32 investment banking employees and certain administrative positions.

(3)         Represents legal, consulting and advisory fees incurred in connection with our strategic alternatives process.

(4)         Includes goodwill and intangible impairment charges of $80.2 million and other non-compensation expenses of $0.6 million as a result of the Investment Banking realignment.

(5)         The statutory income tax rate of 43.6% differs from the federal statutory rate of 35% due to state and local taxes.

(6)         The effective income tax rate of 5.9% differs from the federal statutory rate of 35% primarily due to non-tax deductible goodwill and state and local taxes.

(7)         Non-GAAP net (loss)/income divided by 118.7 million and 129.6 million dilutive shares as of September 30, 2012 and 2011, respectively.

Reconciliation of GAAP to Non-GAAP (Loss)/Income from Continuing Operations (Continued)

	Three Months Ended September 30, 2012					Three Months Ended June 30, 2012
	(Unaudited)					(Unaudited)

(Dollars in thousands, except per share amounts)	GAAP	Adjustments		Non-GAAP		GAAP	Adjustments		Non-GAAP

Net revenues:	$43,330	$—		$43,330		$44,647	$—		$44,647

Expenses (excluding interest):
Compensation and benefits	25,534	1,320	(1)	26,854		32,606	—		32,606
Non-compensation expenses	22,820	(1,285	)(2)	21,535		43,792	(22,096	)(3)	21,696
Total expenses (excluding interest)	48,354	35		48,389		76,398	(22,096)		54,302

Loss from continuing operations before income taxes	(5,024)	(35)		(5,059)		(31,751)	22,096		(9,655)
Provision for income taxes	(2,223)	(15	)(4)	(2,238)		29,058	(31,636	)(5)	(2,578)
Net loss from continuing operations	$(2,801)	$(20)		$(2,821)		$(60,809)	$53,732		$(7,077)

Earnings per share:
Diluted - continuing operations	$(0.02)			$(0.02	)(6)	$(0.51)			$(0.06	)(6)
As a percentage of net revenues:
Compensation and benefits	58.9%			62.0%		73.0%			73.0%
Loss from continuing operations before income taxes	(11.6)%			(11.7)%		(71.1)%			(21.6)%

(1)         Represents the reversal of previously accrued severance expense (of which $1.0 million is non-cash stock-based compensation).

(2)         Represents legal, consulting and advisory fees incurred in connection with our strategic alternatives process.

(3)         Represents the goodwill impairment charge recognized during the three months ended June 30, 2012 of $21.1 million and legal, consulting and advisory fees incurred in connection with our strategic alternatives process of $1.0 million.

(4)         The statutory income tax rate of 43.6% differs from the federal statutory rate of 35% due to state and local taxes

(5)         Adjustment to remove the effects of the valuation of the Company’s deferred tax assets (note:  the goodwill impairment charge is non-deductible for tax purposes).

(6)         Non-GAAP net loss from continuing operations divided by 118.7 million and 119.6 million dilutive shares for the three months ended September 30, 2012 and June 30, 2012, respectively.

Reconciliation of GAAP to Non-GAAP (Loss)/Income from Continuing Operations (Continued)

	Nine Months Ended September 30, 2012					Nine Months Ended September 30, 2011
	(Unaudited)					(Unaudited)
(Dollars in thousands, except per share amounts)	GAAP	Adjustments		Non-GAAP		GAAP	Adjustments		Non-GAAP

Net revenues:	$152,718	$—		$152,718		$199,932	$(2,330	)(1)	$197,602

Expenses (excluding interest):
Compensation and benefits	101,859	(330	)(2)	101,529		129,058	(3,632	)(3)	125,426
Non-compensation expenses	92,916	(23,381	)(4)	69,535		132,514	(80,842	)(5)	51,672
Total expenses (excluding interest)	194,775	(23,711)		171,064		261,572	(84,474)		177,098

(Loss)/income from continuing operations before income taxes	(42,057)	23,711		(18,346)		(61,640)	82,144		20,504
Provision for income taxes	26,269	(30,934	)(6)	(4,665)		4,208	5,928	(7)	10,136
Net (loss)/income from continuing operations	$(68,326)	$54,645		$(13,681)		$(65,848)	$76,216		$10,368

Earnings per share:
Diluted - continuing operations	$(0.57)			$(0.11	)(8)	$(0.53)			$0.08 (8)
As a percentage of net revenues:
Compensation and benefits	66.7%			66.5%		64.6%			63.5%
(Loss)/income from continuing operations before income taxes	(27.5)%			(12.0)%		(30.8)%			10.4%

(1)         Represents the bargain purchase gain related to the ClearPoint acquisition on January 3, 2011.

(2)         Represents severance expense recognized during the first quarter of 2012.

(3)         Includes (i) severance and stock-based compensation expense of $1.9 million, related to the investment banking realignment which resulted in the termination of 32 investment banking employees and certain administrative positions and (ii) $1.7 million due to the resignation of the former interim CEO in the second quarter of 2011.

(4)         Represents the goodwill impairment charge recognized during the second quarter of  2012 of $21.1 million, as well as $2.3 million of legal, consulting and advisory fees incurred in connection with our strategic alternatives process.

(5)         Includes goodwill and intangible impairment charges of $80.2 million and other non-compensation expenses of $0.6 million as a result of the investment banking realignment.

(6)         Represents legal, consulting and advisory expenses incurred in connection with our strategic alternatives process of $2.3 million, plus the compensation and benefits adjustment of $0.3 million multiplied by the Company’s statutory tax rate of 43.6%, plus the removal of the effects of the valuation allowance on the Company’s deferred tax assets recorded during the second quarter of 2012 (note:  the goodwill impairment charge is non-deductible for tax).

(7)         The effective income tax rate of 7.2% differs from the federal statutory rate of 35% primarily due to non-tax deductible goodwill, the non-taxable bargain purchase gain and state and local taxes.

(8)         Non-GAAP net (loss)/income from continuing operations divided by 119.0 million and 130.0 million dilutive shares for the nine months ended September 30, 2012 and 2011, respectively.

Reconciliation of GAAP to Non-GAAP Pre-Tax (Loss)/Income from Continuing Operations – by Segment

Three Months Ended September 30, 2012
Credit Products			Other
(In thousands)			(in thousands)

Revenues – GAAP	$18,804		Revenues – GAAP	$1,185

Expenses – GAAP	14,865		Expenses – GAAP	11,181

Adjustments	1,320	(1)	Adjustments	(1,285	)(2)

Expenses – non GAAP	16,185		Expenses – non GAAP	9,896

Pre-tax income from continuing operations – non GAAP	$2,619		Pre-tax loss from continuing operations – non GAAP	$(8,711)

Three Months Ended June 30, 2012
Other
(In thousands)

Revenues – GAAP	$1,447

Expenses – GAAP	32,420

Adjustments	(22,096	)(3)

Expenses – non GAAP	10,324

Pre-tax loss from continuing operations – non GAAP	$(8,877)

(1)         Represents the reversal of previously accrued severance expense (of which $1.0 million is non-cash stock-based compensation).

(2)         Represents legal, consulting and advisory fees incurred in connection with our strategic alternatives process.

(3)         Represents the goodwill impairment charge recognized during the three months ended June 30, 2012.

Reconciliation of GAAP to Non-GAAP Pre-Tax (Loss)/Income from Continuing Operations – by Segment (Continued)

Three Months Ended September 30, 2011
Investment Banking			Other
(In thousands)			(in thousands)

Revenues – GAAP	$7,075		Revenues – GAAP	$4,911

Expenses – GAAP	8,527		Expenses – GAAP	89,651

Adjustments	(2,294	)(1)	Adjustments	(80,494	)(2)

Expenses – non GAAP	6,233		Expenses – non GAAP	(9,157)

Pre-tax income from continuing operations – non GAAP	$842		Pre-tax loss from continuing operations – non GAAP	$(4,246)

(1)         Represents (i) severance and stock-based compensation expense of $1.9 million related to the investment banking realignment which resulted in the termination of 32 investment banking employees and certain administrative positions and also includes (ii) other non-compensation expenses of $0.4 million as a result of the investment banking realignment.

(2)         Includes (i) goodwill and intangible impairment charges of $80.2 million related to the investment banking realignment and (iii) other non-compensation expenses of $0.2 million in connection with the company-wide strategic review conducted in the third quarter of 2011.

Reconciliation of GAAP to Non-GAAP Pre-Tax (Loss)/Income from Continuing Operations — by Segment (Continued)

Nine Months Ended September 30, 2012
Credit Products			Other
(In thousands)			(In thousands)

Revenues – GAAP	$58,393		Revenues – GAAP	$5,247

Expenses – GAAP	53,857		Expenses – GAAP	54,035

Adjustments	(330	)(1)	Adjustments	(23,381	)(2)

Expenses – non GAAP	53,527		Expenses – non GAAP	30,654

Pre-tax income from continuing operations – non GAAP	$4,866		Pre-tax loss from continuing operations – non GAAP	$(25,407)

Nine Months Ended September 30, 2011
Investment Banking			Other
(In thousands)			(In thousands)

Revenues – GAAP	$23,674		Revenues – GAAP	$9,922

Adjustments	—		Adjustments	(2,330	)(3)

Revenues – non GAAP	23,674		Revenues – non GAAP	7,592

Expenses – GAAP	20,135		Expenses – GAAP	108,187

Adjustments	(2,294	)(4)	Adjustments	(82,180	)(5)

Expenses – non GAAP	17,841		Expenses – non GAAP	(26,007)

Pre-tax loss from continuing operations – non GAAP	$5,833		Pre-tax loss from continuing operations – non GAAP	$(18,415)

(1)         Represents severance expense recognized during the first quarter of 2012.

(2)         Represents the goodwill impairment charge recognized during the three months ended June 30, 2012 of $21.1 million, as well as $2.3 million of legal, consulting and advisory fees incurred in connection with our strategic alternatives process.

(3)         Represents the bargain purchase gain related to the ClearPoint acquisition on January 3, 2011.

(4)         Represents (i) severance and stock-based compensation expense of $1.9 million related to the investment banking realignment which resulted in the termination of 32 investment banking employees and certain administrative positions and also includes (ii) other non-compensation expenses of $0.4 million as a result of the investment banking realignment.

(5)         Includes (i) goodwill and intangible impairment charges of $80.2 million related to the investment banking realignment (ii) $1.7 million due to the resignation of the former interim CEO in the second quarter of 2011 and (iii) other non-compensation expenses of $0.2 million in connection with the company-wide strategic review conducted in the third quarter of 2011.

Return on Tangible Equity — Annualized (Non-GAAP)

Presented below is information on the Company’s annualized return on average tangible stockholders’ equity (Non-GAAP):

	Three Months Ended					Nine Months Ended
(Dollars in thousands)	September 2012		June 2012		September 2011	September 2012		September 2011
	(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)

Net (loss)/income from continuing operations (non-GAAP)	$(2,821	)(1)	$(7,077	)(1)	$2,177 (1)	$(13,681	)(1)	$10,368 (1)
Plus: Amortization of intangibles, net of tax	71		70		255	211		1,126
Net (loss)/income from continuing operations, adjusted (non-GAAP)	(2,750)		(7,007)		2,432	(13,470)		11,494
Net (loss)/income from continuing operations, adjusted (non-GAAP) – annualized	$(11,000)		$(28,028)		$9,728	$(17,960)		$15,325

Average total stockholders’ equity (GAAP)	$190,333		$224,150		$304,642	$223,947		$328,110
Less: Average intangible assets	(4,002)		(14,674)		(63,660)	(14,674)		(92,462)
Average tangible stockholders’ equity (non-GAAP)	$186,331		$209,476		$240,982	$209,273		$235,648
Annualized return on tangible equity (non-GAAP)	(5.9)%		(13.4)%		4.0%	(8.6)%		6.5%

Return on Average Stockholders’ Equity - Annualized (GAAP)

Presented below is information on the Company’s annualized return on average stockholders’ equity, which is the most directly comparable GAAP metric to the Non-GAAP metric above:

	Three Months Ended					Nine Months Ended
	September	June		September		September		September
(Dollars in thousands)	2012	2012		2011		2012		2011
	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net loss from continuing operations	$(2,801)	$(60,809)		$(75,700)		$(68,326)		$(65,848)
Net loss from continuing operations – annualized	$(11,204)	$ NM	(2)	$ NM	(2)	$ NM	(2)	$ NM)	(2)

Average total stockholders’ equity	$190,333	$224,150		$304,642		$223,947		$328,110
Annualized return on stockholders’ equity	(5.9)%	NM	(2)	NM	(2)	NM	(2)	NM	(2)

(1)         Designates non-GAAP financial results.  A reconciliation of the Company’s GAAP results to non-GAAP financial results is set forth above under the caption “Reconciliation of GAAP to Non-GAAP Income from Continuing Operations.”

(2)         Not meaningful

Summary Results of Operations

	Three Months Ended			Nine Months Ended
	September	June	September	September	September
(In thousands, except for per share amounts)	2012	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Principal transactions	$15,652	$7,891	$9,791 (1)	$44,863	$71,593 (1)
Commissions	17,830	16,197	15,968 (1)	53,178	50,766 (1)
Investment banking	1,996	9,115	9,359	17,788	29,723
Investment gains/(losses), net	163	(139)	2,857	156	2,539
Interest income	6,879	11,558	16,249	37,632	46,201
Gain from bargain purchase - ClearPoint Funding, Inc. acquisition	—	—	—	—	2,330
Fees and other	2,959	3,527	2,612	9,362	5,075
Total revenues	45,479	48,149	56,836	162,979	208,227
Interest expense	2,149	3,502	2,672	10,261	8,295
Net revenues	43,330	44,647	54,164	152,718	199,932
Non-interest expenses
Compensation and benefits	25,534	32,606	32,684	101,859	129,058
Impairment of goodwill and intangible assets	—	21,096	80,244	21,096	80,244
Clearing, settlement and brokerage	9,461	8,695	8,946	31,152	19,017
Professional fees	4,282	4,595	1,944	12,827	6,229
Communications and data processing	3,224	3,160	3,614	9,699	10,108
Occupancy, depreciation and amortization	2,277	2,236	2,041	6,647	6,112
Business development	823	981	1,139	2,822	3,483
Other	2,753	3,029	2,337	8,673	7,321
Total non-interest expenses	48,354	76,398	132,949	194,775	261,572
Loss from continuing operations before income taxes and discontinued operations	(5,024)	(31,751)	(78,785)	(42,057)	(61,640)
Income tax (benefit)/expense	(2,223)	29,058	(3,085)	26,269	4,208
Loss from continuing operations	(2,801)	(60,809)	(75,700)	(68,326)	(65,848)
Income/(loss) from discontinued operations, net of taxes	33	(23)	(5,357)	41	(18,425)
Net loss	$(2,768)	$(60,832)	$(81,057)	$(68,285)	$(84,273)

Earnings per share:
Basic loss per share
Continuing operations	$(0.02)	$(0.51)	$(0.61)	$(0.57)	$(0.53)
Discontinued operations	—	—	(0.04)	—	(0.15)
Net loss per share	$(0.02)	$(0.51)	$(0.65)	$(0.57)	$(0.68)

Diluted loss per share
Continuing operations	$(0.02)	$(0.51)	$(0.61)	$(0.57)	$(0.53)
Discontinued operations	—	—	(0.04)	—	(0.15)
Net loss per share	$(0.02)	$(0.51)	$(0.65)	$(0.57)	$(0.68)

Weighted average number of shares of common stock:
Basic	118,699	119,564	123,993	118,969	123,598
Diluted	118,699	119,564	123,993	118,969	123,598

(1)         Revenues earned on a riskless principal basis in the amount of $15.7 million and $49.9 million, respectively, for the three and nine months ended September 30, 2011 have been reclassified from principal transactions to commission income in order to distinguish such revenues (commission equivalents) from revenues earned on financial instruments held in inventory.

Consolidated Statement of Financial Condition (Unaudited)

	September 30,	June 30,	December 31,
(In thousands, except for share and per share amounts)	2012	2012	2011
Assets:
Cash and cash equivalents	$28,482	$52,733	$36,672
Cash and securities segregated for regulatory and other purposes	4,000	1,150	9,612
Securities purchased under agreements to resell	132,608	1,879,740	1,523,227
Receivables from
Brokers, dealers and clearing organizations	125,008	31,582	58,776
Related parties	1,372	1,362	1,337
Other	10,029	16,218	16,161
Financial instruments owned, at fair value	1,100,731	763,550	1,554,660
Investments	19,253	19,090	18,310
Office equipment and leasehold improvements, net	5,726	6,164	6,735
Goodwill	—	—	21,096
Intangible assets	3,940	4,064	4,311
Income taxes receivable	4,807	4,623	12,102
Deferred tax assets, net	2,654	581	30,766
Other assets	9,106	9,896	9,791
Total Assets	$1,447,716	$2,790,753	$3,303,556
Liabilities and Stockholders’ Equity
Liabilities
Payables to:
Brokers, dealers and clearing organizations	$791,172	$500,882	$1,108,664
Related parties	594	594	4,939
Other	2,804	3,676	3,243
Securities sold under agreements to repurchase	103,562	1,904,807	1,478,081
Securities sold, but not yet purchased, at fair value	262,274	110,333	184,996
Secured borrowings	66,575	46,718	213,611
Accrued compensation	17,203	15,540	26,274
Accounts payable and accrued expenses	10,750	11,536	18,223
Income taxes payable	3,804	3,770	3,979
Deferred tax liabilities	—	—	1,622
Subordinated debt	595	595	801
Total Liabilities	1,259,333	2,598,451	3,044,433
Stockholders’ Equity
Common stock ($.01 par value; authorized 200,000,000 shares)	1,337	1,337	1,337
Additional paid-in capital	451,850	452,299	463,497
Deferred compensation	124	124	161
Accumulated deficit	(254,172)	(251,403)	(185,887)
Treasury stock, at cost	(10,756)	(10,055)	(19,985)
Total Stockholders’ Equity	188,383	192,302	259,123
Total Liabilities and Stockholders’ Equity	$1,447,716	$2,790,753	$3,303,556

Common stock (in shares)
Shares issued:	133,769,219	133,769,219	133,714,786
Shares outstanding:	124,570,033	125,731,141	120,883,601

Treasury stock (in shares):	9,199,186	8,038,078	12,831,185

Conference Call Information

The Company will hold a conference call today, November 8, 2012, at 10:00 A.M. (EST).  This event can be accessed on the Investor Relations portion of the Gleacher & Company website at www.gleacher.com, as well as through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password protected event management site.  To participate on the call, please dial 888.713.4218 (domestic) or 617.213.4870 (international), participant passcode 65297957, or request the Gleacher & Company earnings call.

Pre-registration is available at any time prior to and during the call, which provides immediate entry into the call.  Pre-registration can be accessed at the following website:

www.theconferencingservice.com/prereg/key.process?key=PAJNNGB97

For those who cannot listen to the live broadcast, a recording of the call will be available for seven days following the call by dialing 888.286.8010 (domestic) or 617.801.6888 (international), participant passcode 50412602.

About Gleacher & Company

Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporate and institutional clients with strategic and financial advisory services, including merger and acquisition, restructuring, recapitalization, and strategic alternative analysis, as well as capital raising, research based investment analysis, and securities brokerage services, and, through a subsidiary, engages in residential mortgage lending. For more information, please visit www.gleacher.com.

Forward Looking Statements

This press release contains “forward-looking statements.”  These statements are not historical facts but instead represent the Company’s belief or plans regarding future events, many of which are inherently uncertain and outside of the Company’s control.  The Company often, but not always, identifies forward-looking statements by using words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “target,” “expect,” “continuing,” “ongoing,” “believe” and “intend.”  The Company’s forward-looking statements are based on facts as the Company understands them at the time the Company makes any such statement as well as estimates and judgments based on these facts.  The Company’s forward-looking statements may turn out to be inaccurate for a variety of reasons, many of which are outside of its control.   Factors that could render the Company’s forward-looking statements subsequently inaccurate include the conditions of the securities markets, generally, and demand for the Company’s services within those markets, the risk of further credit rating downgrades of the U.S. government by major credit rating agencies, the impact of international and domestic sovereign debt uncertainties, the possibilities of localized or global economic recession and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission.  Moreover, the Company’s previously announced review of strategic alternatives may not culminate in a transaction or change in its current operations, on the timelines anticipated or at all.  The Company’s previously disclosed strategic plan is also being implemented, which is designed to improve its operating results, and this plan may not be successful.  You are cautioned not to place undue reliance on these forward-looking statements.  The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact	Media Contact
Gleacher & Company, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Thomas J. Hughes	Andrew Siegel / Nick Lamplough
Chief Executive Officer	212.355.4449
212.273.7100